GA

Second Quarter 2014 Supplemental Financial Data Table of Contents Company Profile 3 Highlights of the Second Quarter 2014 and Subsequent Events 4 Normalized Funds From Operations and Adjusted Funds From Operations Guidance 5 Consolidated Statements of Operations 6 Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Income (Loss) Attributable to Common Stockholders 7 Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Income (Loss) Attributable to Common Stockholders 8 Consolidated Balance Sheets 9 Consolidated Statements of Cash Flows 10 Real Estate Loan Portfolio, Capital Expenditures 11 Physical and Average Economic Occupancy and Same Store Financial Data 12 Definitions of Non-GAAP Measures 13

Second Quarter 2014 Supplemental Financial Data Page 3 Preferred Apartment Communities, Inc. Preferred Apartment Communities, Inc. (NYSE MKT: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of our total assets (which is expected to be increased to 20%) in other real estate related investments, as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. We elected to be taxed as a REIT for U.S. federal income tax purposes, commencing with our tax year ended December 31, 2011. Forward-Looking Statements “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings and performance are, by definition, and certain other statements in this Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets and the general economy. Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Supplemental Financial Data Report. We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the twelve months ended December 31, 2013 that was filed with the Securities and Exchange Commission, or SEC, on March 17, 2014, which discusses various factors that could adversely affect our financial results. Such risk factors and information may have been updated or supplemented by our Form 10-Q and Form 8-K filings and other documents filed from time to time with the SEC.

Second Quarter 2014 Supplemental Financial Data Page 4 Highlights of the Second Quarter 2014 and Subsequent Events: 6/30/2014 6/30/2013 Revenues 12,065,190$ 7,668,708$ NFFO 4,253,687$ 2,230,942$ AFFO (plus preferred dividends) 5,012,112$ 9,670,339$ Preferred dividends (1,600,779) (7,773,974) AFFO 3,411,333$ 1,896,365$ Cash flow from Operations 5,464,093$ 2,483,361$ Total assets 382,585,772$ 260,388,200$ Weighted average shares of Common Stock and Units outstanding: 16,425,966 8,305,328 Three months ended:  Normalized FFO, or NFFO, was $4,253,687, or $0.26 per basic weighted average share of Common Stock and class A unit of our operating partnership (“Class A OP Unit”) outstanding for the second quarter 2014, an increase of approximately 91% from our NFFO result of $2,230,942 or $0.27 per basic weighted average share of Common Stock and Class A OP Unit outstanding for the second quarter 2013.(1)  Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders, or AFFO, was $3,411,333, or $.21 per weighted average share of Common Stock and Class A OP Unit outstanding for the second quarter 2014, an increase of approximately 80% from our AFFO result of $1,896,365, or $.23 per weighted average share of Common Stock and Class A OP Unit outstanding for the second quarter 2013. AFFO is calculated after deductions for all preferred dividends.(1)  Funds From Operations, or FFO, was $4,091,323, or $0.25 per basic weighted average share of Common Stock and Class A OP Unit outstanding for the second quarter 2014, versus our FFO result of $(5,526,564), or $(0.67) per share of Common Stock and Class A OP Unit outstanding result for the second quarter 2013.(1)  The second quarter 2013 NFFO, AFFO and FFO per share operating results reported above were significantly affected by the anomaly of the timing of the automatic conversion of the Company's Series B Convertible Preferred Stock ("Series B Preferred") previously issued in our January 2013 private placement transaction into shares of our Common Stock. Specifically, the conversion occurred on May 16, 2013. Had the Series B Preferred converted as of April 1, 2013, then, on a basic weighted average share basis, the 5,714,274 shares of Common Stock into which the Series B Preferred converted would have been deemed outstanding for the full quarter. The Company's per share operating results for the second quarter 2013 would have been as follows: NFFO - $0.20, AFFO - $0.17 and FFO - $(0.50). These adjusted results would have reflected an increase in the second quarter 2014 NFFO and AFFO per share of approximately 30% and 24%, respectively, compared to the second quarter 2013.  As of June 30, 2014, our total assets were approximately $383 million, an increase of approximately $122 million, or 47% compared to our total assets of $260 million at June 30, 2013.  Total revenues for the second quarter 2014 were $12,065,190, an increase of approximately $4.4 million, or approximately 57%, compared to the second quarter 2013.  Same store net operating income grew approximately $139,000, or 6.9%, for the second quarter 2014 compared to the second quarter 2013.  For the three-month period ended June 30, 2014, our average physical occupancy was 95.9%.  Cash flow from operations for the second quarter 2014 was $5,464,093. This represents an increase of approximately $3.0 million, or approximately 120% compared to cash flow from operations for the second quarter 2013.  On April 14, 2014, we closed a bridge loan of up to $5.7 million to partially finance the acquisition of land and predevelopment costs for a 310-unit multifamily community in Atlanta, Georgia.

Second Quarter 2014 Supplemental Financial Data Page 5  On April 15, 2014, we closed a bridge loan of up to approximately $7.5 million to partially finance the acquisition of land and predevelopment costs of a student housing project to be located in Atlanta, Georgia, adjacent to Kennesaw State University. On June 27, 2014, this loan was converted into a mezzanine loan with a total commitment amount of approximately $13.4 million.  On June 16, 2014, we converted a $1.7 million bridge loan into a mezzanine loan of approximately $6.1 million in order to complete the required capital supporting the construction of a 152-unit, 536-bed student housing project in Starkville, Mississippi, adjacent to Mississippi State University.  On May 8, 2014, we declared a quarterly dividend on our Common Stock of $0.16 per share, which was paid on July 15, 2014 to all common stockholders of record as of June 16, 2014. Our aggregate cash dividend declarations on our Common Stock and Class A OP Units of Preferred Apartment Communities Operating Partnership, L. P., or our Operating Partnership, for the second quarter 2014 totaled $2,679,721. In addition, dividends declared on our Series A Redeemable Preferred Stock for the second quarter 2014 totaled $1,600,779.  Our Common Stock dividend of $0.16 per share for the second quarter 2014 represents a 28% overall growth rate from our initial Common Stock dividend of $.125 per share, or approximately 9.4% on an annualized basis since June 30, 2011.  At June 30, 2014, our leverage as measured by the ratio of our debt to the undepreciated book value of our total assets was approximately 44.4%.  As of July 25, 2014, we entered into a purchase agreement to acquire four multifamily communities located in Kansas City, Kansas, Dallas, Texas, Nashville, Tennessee, and Houston, Texas representing an aggregate of 1,397 units, for an aggregate purchase price of approximately $181.7 million. With the closing of this transaction, we will own 3,326 multifamily units, with an additional 3,491 units under construction through our mezzanine loan program.  On July 29 and August 1, 2014, we entered into purchase agreements to acquire nine grocery-anchored necessity retail shopping centers located in various cities in Georgia, Florida, South Carolina, Texas and Tennessee, for an aggregate purchase price of approximately $125 million.  On July 1, 2014, we increased our borrowing capacity on our revolving credit facility through Key Bank National Association from $40 million to $45 million. Once our operating real estate assets equal or exceed $300 million, our borrowing capacity is increased to $50 million. NFFO guidance: We currently project NFFO to be in the range of $0.21 - $0.26 per weighted average basic share of Common Stock and Class A OP Unit outstanding for the third quarter 2014. (2) AFFO guidance: We currently project AFFO to be in the range of $0.16 - $0.21 per weighted average basic share of Common Stock and Class A OP Unit outstanding for the third quarter 2014. (2) (1) See Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Income (Loss) Attributable to Common Stockholders and Definitions of Non-GAAP Measures on pages 7 and 13. (2) Please note that the guidance on projected NFFO and projected AFFO for the third quarter 2014 excludes the effects of (i) any possible future acquisitions, (ii) proceeds from the sale of any additional securities from the Primary Series A Offering or ATM offering, (iii) proceeds from the sale of any other securities that we may issue, and (iv) potential dividends to be paid on any of the securities referred to above.

Second Quarter 2014 Supplemental Financial Data Page 6 2014 2013 Revenues: Rental revenues 6,044,732$ 5,062,433$ Other property revenues 760,666 586,262 Interest income on loans and notes receivable 4,492,153 1,992,950 Interest income from related party 767,639 27,063 Total revenues 12,065,190 7,668,708 Operating expenses: Property operating and maintenance 960,985 890,498 Property salary and benefits reimbursement to related party 609,104 553,096 Property management fees to related party 268,674 217,719 Real estate taxes 730,264 565,798 General and administrative 232,765 175,149 445,924 290,165 Depreciation and amortization 3,296,780 4,884,319 Acquisition and pursuit costs 162,364 3,525 Acquisition fees to related party - 121,087 Management fees to related party 731,521 467,763 Insurance, professional fees, and other expenses 417,939 274,643 Total operating expenses 7,856,320 8,443,762 Operating income (loss) 4,208,870 (775,054) Interest expense 1,784,398 1,242,829 Loss on early extinguishment of debt - 604,337 Net income (loss) 2,424,472 (2,622,220) Consolidated net (income) loss attributable to non-controlling interests (See note 1) (20,366) 36,670 Net income (loss) attributable to the Company 2,404,106 (2,585,550) Cash dividends declared to preferred stockholders (1,600,779) (745,417) Deemed non-cash dividend to holders of Series B Preferred Stock - (7,028,557) Earnings attributable to unvested restricted stock (6,274) (4,352) Net income (loss) attributable to common stockholders 797,053$ (10,363,876)$ Dividends per share declared on Common Stock 0.16$ 0.15$ Net income (loss) per share of Common Stock attributable to Common Stockholders: Basic 0.05$ (1.26)$ Diluted 0.05$ (1.26)$ Weighted average number of shares of Common Stock outstanding: Basic 16,287,354 8,198,340 Diluted 16,559,963 8,198,340 Equity compensation to directors and executives (Unaudited) Three months ended June 30, Preferred Apartment Communities, Inc. Consolidated Statements of Operations

Second Quarter 2014

PREFERREDAPARTMENT | COMMUNITIES®

Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Income (Loss) Attributable to Common Stockholders [(A)]

		Three months ended:	
		6/30/2014	6/30/2013
Net income (loss) attributable to common stockholders		**$ 797,053**	**$ (10,363,876)**
Add:	Income (loss) attributable to non-controlling interests (See note 1)	20,366	(36,670)
	Depreciation of real estate assets	2,719,268	1,944,977
	Amortization of acquired real estate intangible assets	554,636	2,929,005
Funds from operations attributable to common stockholders and Unitholders		**4,091,323**	**(5,526,564)**
Add:	Acquisition and pursuit costs	162,364	124,612
	Deemed non-cash dividend to holders of Series B Preferred Stock (see note 2)	-	7,028,557
	Loss on early extinguishment of debt	-	604,337
Normalized funds from operations attributable to common stockholders and Unitholders		**4,253,687**	**2,230,942**
	Non-cash equity compensation to directors and executives	445,924	290,165
	Amortization of loan closing costs (See note 3)	123,641	138,547
	Depreciation/amortization of non-real estate assets	22,876	10,337
	Net loan fees received (See note 4)	332,902	354,546
	Deferred interest income received (See note 5)	288,990	228,826
Less:	Non-cash loan interest income (See note 4)	(1,831,986)	(794,172)
	Cash paid for loan closing costs	-	(206,455)
	Cash paid for pursuit costs on abandoned acquisitions	(56,626)	-
	Amortization of acquired real estate intangible liabilities (See note 6)	(11,954)	(146,197)
	Normally recurring capital expenditures (See note 7)	(156,121)	(210,174)
Adjusted funds from operations attributable to common stockholders and Unitholders		**$ 3,411,333**	**$ 1,896,365**
Common Stock dividends and distributions to Unitholders declared:			
	Common Stock dividends	$ 2,658,212	$ 1,660,034
	Distributions to Unitholders (See note 1)	21,509	16,048
	Total	$ 2,679,721	$ 1,676,082
Common Stock dividends and Unitholder distributions per share		$ 0.16	$ 0.15
FFO per weighted average basic share of Common Stock and Unit		$ 0.25	$ (0.67)
NFFO per weighted average basic share of Common Stock and Unit		$ 0.26	$ 0.27
AFFO per weighted average basic share of Common Stock and Unit		$ 0.21	$ 0.23
Weighted average shares of Common Stock and Units outstanding: [(A)]			
	Basic:		
	Common Stock	16,287,354	8,198,340
	Class A Units	138,612	106,988
	Common Stock and Class A Units	16,425,966	8,305,328
	Diluted: [(B)]		
	Common Stock and Class A Units	16,559,963	8,439,286
Actual shares of Common Stock outstanding, including 39,216 and 29,016 unvested shares of restricted Common Stock at June 30, 2014 and 2013, respectively		16,675,575	11,066,895
Actual Class A Units outstanding		145,011	106,988
	Total	16,820,586	11,173,883

[(A)] Units and Unitholders refer to Class A OP Units and holders of Class A OP Units in our Operating Partnership, respectively. The Unitholders were granted awards of Class B Units in our operating partnership for annual service which became vested and earned and automatically converted to Class A Units of the Operating Partnership. These Class A Units collectively represent an approximate 0.84% weighted average non-controlling interest in the Operating Partnership for the three-month period ended June 30, 2014.

[(B)] Since our NFFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units in the Operating Partnership for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units in the Operating Partnership, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Income (Loss) Attributable to Common Stockholders on page 8.

Supplemental Financial Data Page 7

Second Quarter 2014 Supplemental Financial Data Page 8 Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Income (Loss) Attributable to Common Stockholders 1) Non-controlling interests in our Operating Partnership consisted of a total of 145,011 Class A OP Units as of June 30, 2014, which were awarded to our key executive officers. The Class A OP Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A OP Units was calculated to be 0.84% and 1.40% for the three-month periods ended June 30, 2014 and 2013, respectively. 2) On May 16, 2013, the conversion of our Series B Preferred Stock resulted in the issuance of an additional 5,714,274 shares of Common Stock. The Series B Preferred Stock was converted to Common Stock at a discount from the market value of the Common Stock on the issuance date of the Series B Preferred Stock. The discount constituted a beneficial conversion feature and was recorded as a deemed non-cash dividend in an aggregate amount of $7,028,557 to the holders of the converted securities and is an additive adjustment in the calculation of AFFO. 3) We incurred loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired multifamily communities, and also to secure and subsequently amend our $40.0 million revolving line of credit. These loan costs are being amortized over the lives of the respective loans and the non-cash amortization expense is an addition to NFFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to these assets, other than in connection with our revolving line of credit. At June 30, 2014, aggregate unamortized loan costs were approximately $1.6 million, which will be amortized over a weighted average remaining loan life of approximately 5.3 years. 4) We receive loan fees in conjunction with the origination of certain real estate loans. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received, after the payment of acquisition fees to Preferred Apartment Advisors, LLC, our Manager, are additive adjustments in the calculation of AFFO. Correspondingly, the non-cash income recognized under the effective interest method is a deduction in the calculation of AFFO. We also accrue over the lives of certain loans additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold to a third party. This non-cash income is deducted from NFFO in the calculation of AFFO. 5) The Company records deferred interest revenue on certain of its real estate loans. This adjustment reflects the receipt in the second quarter 2014 of accrued interest income earned prior to the second quarter 2014 primarily related to our Manassas and Irvine loans. 6) This adjustment reflects the reversal of the non-cash amortization of below-market lease intangibles, which were recognized in conjunction with the acquisition of the Woodstock retail asset. These intangibles, totaling approximately $450,000, are being amortized over the estimated average remaining lease terms of approximately ten years beginning with the acquisition date. The adjustment for the three-month period ended June 30, 2013 represents amortization of below market lease intangibles which totaled approximately $459,000 related to the Trail II, Ashford Park and McNeil Ranch multifamily communities, which were amortized over the estimated average remaining lease terms of six to seven months. 7) We deduct from NFFO normally recurring capital expenditures that are necessary to maintain the communities’ revenue streams in the calculation of AFFO. No adjustment is made in the calculation of AFFO for non-recurring capital expenditures, which totaled $218,409 and $74,408 for the three-month periods ended June 30, 2014 and 2013, respectively. See Definitions of Non-GAAP Measures beginning on page 13.

Second Quarter 2014 Supplemental Financial Data Page 9 June 30, 2014 December 31, 2013 Assets Real estate (1) Land 36,270,576$ 34,520,000$ Building and improvements 151,600,470 147,510,836 Furniture, fixtures, and equipment 22,857,790 22,363,098 Construction in progress 352,463 55,226 Gross real estate 211,081,299 204,449,160 Less: accumulated depreciation (18,760,757) (14,133,421) Net real estate 192,320,542 190,315,739 Real estate loans, net 116,323,854 103,433,147 Real estate loans to related party, net 17,671,052 7,164,768 Total real estate and real estate loans, net 326,315,448 300,913,654 Cash and cash equivalents 9,677,630 9,180,431 Restricted cash 2,875,643 2,064,819 Notes receivable 15,596,387 10,248,178 Note receivable from related party 1,500,000 1,500,000 Revolving line of credit to related party 10,551,204 5,358,227 Accrued interest receivable on real estate loans 5,519,192 3,286,660 Acquired intangible assets, net of amortization of $13,886,914 and $12,569,581 344,083 907,883 Deferred loan costs, net of amortization of $995,904 and $963,043 1,617,847 1,719,194 Deferred offering costs 6,668,355 5,255,636 Tenant receivables and other assets 1,919,983 1,202,013 Total assets 382,585,772$ 341,636,695$ Liabilities and equity Liabilities Mortgage notes payable 140,816,950$ 140,516,000$ Revolving credit facility 37,283,306 29,390,000 Accounts payable and accrued expenses 3,171,512 1,638,401 Accrued interest payable 484,029 443,099 Dividends and partnership distributions payable 3,235,741 2,900,478 Acquired below market lease intangibles, net of amortization of $402,208 430,754 - Security deposits and other liabilities 735,898 695,998 Total liabilities 186,158,190 175,583,976 Commitments and contingencies Equity Stockholder's equity Series A Redeemable Preferred Stock, $0.01 par value per share; 989,408 shares authorized; 115,391 and 89,408 shares issued; 115,221 and 89,313 shares outstanding at June 30, 2014 and December 31, 2013, respectively 1,152 893 Common Stock, $0.01 par value per share; 400,066,666 shares authorized; 16,636,359 and 15,294,578 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively 166,363 152,945 Additional paid in capital 203,130,447 177,824,720 Accumulated deficit (8,230,256) (13,391,341) Total stockholders' equity 195,067,706 164,587,217 Non-controlling interest 1,359,876 1,465,502 Total equity 196,427,582 166,052,719 Total liabilities and equity 382,585,772$ 341,636,695$ Preferred Apartment Communities, Inc. Consolidated Balance Sheets (Unaudited) (1) On June 20, 2014, the Company reclassified the combined phases of its Trail Creek multifamily community from held for sale status. The consolidated balance sheet as of December 31, 2013 has been reclassified to reflect this change.

Second Quarter 2014 Supplemental Financial Data Page 10 2014 2013 Operating activities: Net income (loss) 5,220,313$ (5,808,049)$ Reconciliation of net income (loss) to net cash provided by operating activities: Depreciation expense 4,631,503 3,683,029 Amortization expense 973,803 5,313,593 Amortization of above and below market leases (32,940) (261,695) Deferred fee income amortization (592,308) (145,519) Deferred loan cost amortization 264,300 422,395 (Increase) in accrued interest income on real estate loans (2,232,532) (900,048) Equity compensation to executives and directors 890,146 599,086 Deferred cable income amortization 52,520 (5,468) Loss on asset disposal 2,804 - Changes in operating assets and liabilities: (Increase) in tenant receivables and other assets 174,685 (53,426) Increase in accounts payable and accrued expenses 1,205,655 476,796 Prepaid interest on operating loans 53,308 - Increase (decrease) in accrued interest payable 40,930 (88,486) (Decrease) in prepaid rents (58,842) (4,547) Increase in security deposits and other liabilities (20,486) 12,090 Net cash provided by operating activities 10,572,859 3,239,751 Investing activities: Investment in real estate loans (25,201,346) (25,626,531) Repayments of real estate loans 2,110,609 - Notes receivable originated (6,713,545) (7,546,203) Notes receivable repaid 1,328,465 956,665 Notes receivable issued to related party (1,650,000) - Draws on line of credit by related party (5,687,953) (3,597,995) Repayments of line of credit by related party 1,912,520 2,390,186 Acquisition fees received on real estate loans 687,378 1,017,440 Acquisition fees paid on real estate loans (343,689) (508,720) Acquisition of properties (5,701,393) (33,476,928) Additions to real estate assets - improvements (996,571) (642,428) Proceeds from asset disposal 4,773 - (Increase) in restricted cash (583,994) (811,880) Net cash used in investing activities (40,834,746) (67,846,394) Financing activities: Proceeds from mortgage notes payable 13,357,000 59,045,000 Payment for mortgage extinguishment (13,056,050) (56,594,389) Payments for deposits and other mortgage loan costs (701,664) (1,607,394) Proceeds from lines of credit 19,283,306 30,129,147 Payments on lines of credit (11,390,000) (30,793,414) Proceeds from sales of Series B Preferred Stock, net of offering costs - 36,956,575 Proceeds from sales of Units, net of offering costs and redemptions 23,342,536 35,947,555 Proceeds from sales of Common Stock 9,513,500 - Common Stock dividends paid (4,905,466) (1,543,539) Series A Preferred Stock dividends paid (2,896,958) (1,598,854) Distributions to non-controlling interests (53,670) (15,513) Payments for deferred offering costs (1,733,448) (749,097) Net cash provided by financing activities 30,759,086 69,176,077 Net increase in cash and cash equivalents 497,199 4,569,434 Cash and cash equivalents, beginning of period 9,180,431 2,973,509 Cash and cash equivalents, end of period 9,677,630$ 7,542,943$ Preferred Apartment Communities, Inc. Consolidated Statements of Cash Flows (Unaudited) Six months ended June 30,

Second Quarter 2014 Supplemental Financial Data Page 11 Real Estate Loan Portfolio The following table presents details of our real estate loan portfolio as of June 30, 2014: Total units upon Loan balance at June 30, Total loan Purchase Project/Property (1) Location completion 2014 (6) commitments Begin End option price Crosstown Walk Tampa, FL 342 10,418,237$ 10,962,000$ 7/1/2016 12/31/2016 39,654,273$ City Park Charlotte, NC 284 9,940,379 10,000,000 11/1/2015 3/31/2016 30,945,845$ City Vista Pittsburgh, PA 272 12,082,186 12,153,000 2/1/2016 5/31/2016 43,560,271$ Madison - Rome (2) Rome, GA - 5,334,514 5,360,042 N/A N/A N/A Lely Naples, FL 308 11,895,368 12,713,242 4/1/2016 8/30/2016 43,500,000$ Overton Atlanta, GA 294 15,116,815 16,600,000 7/8/2016 12/8/2016 51,500,000$ Haven West (3) Carrollton, GA 160 6,648,684 6,940,795 8/1/2016 1/31/2017 26,138,466$ Starkville (4) Starkville, MS 152 2,016,455 6,116,384 9/1/2016 11/30/2016 (11) Founders' Village Williamsburg, VA 247 9,792,671 10,346,000 2/1/2016 9/15/2016 44,266,000$ Encore (5) Atlanta, GA 340 8,980,174 16,026,525 N/A N/A N/A Manassas (7) Northern VA 304 10,932,000 10,932,000 N/A N/A N/A Irvine (8) Irvine, CA 280 16,514,083 21,000,000 N/A N/A N/A Weems Road (9) Atlanta, GA 310 5,317,426 5,700,000 N/A N/A N/A Kennesaw (10) Atlanta, GA 198 9,005,914 13,424,995 9/1/2016 11/30/2016 (11) 3,491 133,994,906$ 158,274,983$ (1) All loans are mezzanine loans pertaining to developments of multifamily communities, except as otherwise indicated. (2) (3) Planned 568-bed student housing community adjacent to the campus of the University of West Georgia. (4) Mezzanine loan in support of a planned 152-unit, 536-bed student housing community adjacent to the campus of Mississippi State University. (5) (6) Loan balances are presented net of any associated deferred revenue related to loan fees. (7) (8) (9) (10) (11) The purchase option price is to be calculated as a 50 basis point discount from the market cap rate at the time of exercise of the purchase option. Mezzanine loan of up to approximately $13.4 million in support of a planned 198-unit, 792-bed student housing community adjacent to the campus of Kennesaw State University in Atlanta, Georgia. Bridge loan of up to $5.7 million to partially finance the acquisition of land and predevelopment costs for a 310-unit multifamily community in Atlanta, Georgia. Bridge loan of up to $21 million to partially finance the acquisition of land and predevelopment costs for a 280-unit multifamily community in Irvine, California. Purchase option window Madison-Rome is a mezzanine loan for an 88,351 square foot retail development project. Bridge loan of up to approximately $16.0 million to partially finance the acquisition of land and predevelopment costs for a 340-unit multifamily community in Atlanta, Georgia. Bridge loan of up to approximately $10.9 million to partially finance the acquisition of land and predevelopment costs for a 304-unit multifamily community in Northern Virginia. Capital Expenditures We regularly incur capital expenditures related to our owned properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operational cash flows for funding.

Second Quarter 2014

PREFERREDAPARTMENT COMMUNITIES®

For the three-month period ended June 30, 2014, our capital expenditures were:

	Summit Crossing	Trail Creek	Stone Rise	Ashford Park	McNeil Ranch	Lake Cameron	Woodstock	Total
Nonrecurring capital expenditures:								
Budgeted at property acquisition	$ -	$ -	$ -	$ 12,960	$ -	$ -	$ -	$ 12,960
Other nonrecurring capital expenditures	6,335	6,179	28,125	97,799	26,300	40,711	-	205,449
Total nonrecurring capital expenditures	6,335	6,179	28,125	110,759	26,300	40,711	-	218,409
Normally recurring capital expenditures	18,383	30,994	15,430	42,463	10,441	38,410	-	156,121
Total capital expenditures	$ 24,718	$ 37,173	$ 43,555	$ 153,222	$ 36,741	$ 79,121	$ -	$ 374,530

Physical and Average Economic Occupancy

For the three-month period ended June 30, 2014, our average physical occupancy was 95.9% and our average monthly economic occupancy was 93.5%. We define "physical occupancy" as the number of units occupied divided by total apartment units. We calculate "average economic occupancy" by dividing gross potential rent less vacancy losses, model expenses, bad debt expenses and concessions by gross potential rent.

Same Store Financial Data

The following chart presents same store operating results for the Company's multifamily communities that have been owned for at least 15 full months, enabling comparisons of the current reporting period to the prior year comparative period. For the periods presented, same store operating results consist of the operating results of our Stone Rise, Lake Cameron, Ashford Park, and McNeil Ranch communities. Our Trail Creek and Summit Crossing communities' results are excluded from the same store presentation because they reflect our acquisition during the same store period of the second phases of those communities subsequent to the acquisition dates of June 25, 2013 and December 31, 2013, respectively. Same store net operating income is not presented for the six month periods ended June 30, 2014 and 2013. The Lake Cameron, Ashford Park, and McNeil Ranch communities were not owned for the full six month period ended June 30, 2013; therefore, only our Stone Rise community met the definition of same store for disclosure purposes and, in the opinion of management, presentation of the six-month periods would not be meaningful. Same store net operating income is a non-GAAP measure that is most directly comparable to net income/loss, with a reconciliation following below.

Supplemental Financial Data Page 12

Second Quarter 2014

PREFERREDAPARTMENT | COMMUNITIES®

Same Store Net Operating Income
Stone Rise, Ashford Park, McNeil Ranch, Lake Cameron Multifamily Communities

	Three months ended: 6/30/2014	Three months ended: 6/30/2013	$ inc (dec)	% inc (dec)
Revenues:				
Rental revenues	$ 3,493,531	$ 3,348,202	$ 145,329	4.3%
Other property revenues	451,042	435,177	15,865	3.6%
Total revenues	3,944,573	3,783,379	161,194	4.3%
Operating expenses:				
Property operating and maintenance	645,073	652,622	(7,549)	-1.2%
Payroll	380,250	377,915	2,335	0.6%
Property management fees	157,885	150,425	7,460	5.0%
Real estate taxes	470,577	462,694	7,883	1.7%
Other	142,905	130,586	12,319	9.4%
Total operating expenses	1,796,690	1,774,242	22,448	1.3%
Same store net operating income	**$ 2,147,883**	**$ 2,009,137**	**$ 138,746**	6.9%

Reconciliation of Same Store Net Operating Income (NOI) to Net (Loss) Income

	Three months ended: 6/30/2014	Three months ended: 6/30/2013
Same store net operating income	**$ 2,147,883**	**$ 2,009,137**
Add:		
Non-same-store property revenues	2,860,825	1,726,719
Same-store below market lease amortization	-	138,598 [1]
Less:		
Non-same-store property operating expenses	1,023,195	654,143
Property net operating income	3,985,513	3,220,311
Add:		
Interest revenues on notes receivable	4,492,153	1,992,950
Interest revenues on related party notes receivable	767,639	27,063
Less:		
Equity stock compensation	445,924	290,165
Depreciation and amortization	3,296,780	4,884,319
Interest expense	1,784,398	1,847,166
Acquisition costs	162,364	3,525
Acquisition costs to related party	-	121,087
Other corporate expenses	1,131,367	716,282
Net income (loss)	**$ 2,424,472**	**$ (2,622,220)**

[1] Same store revenues exclude revenue recorded in 2013 for the amortization of below market leases recognized with the acquisitions of the Ashford Park and McNeil Ranch multifamily communities.

Definitions of Non-GAAP Measures

Funds From Operations Attributable to Common Stockholders and Unitholders *("FFO")*

Analysts, managers and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles' liquidity and cash flows. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 *"White* Paper on Funds From Operations,*"* which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one reported by the Company) is:

Supplemental Financial Data Page 13

Second Quarter 2014 Supplemental Financial Data Page 14 Net income/loss:  excluding impairment charges on and gains/losses from sales of depreciable property;  plus depreciation and amortization of real estate assets; and  after adjustments for unconsolidated partnerships and joint ventures. Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. Normalized Funds From Operations Attributable to Common Stockholders and Unitholders (“NFFO”) Normalized FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, since the Company is acquiring properties on a regular basis, it incurs substantial costs related to such acquisitions, which are required under GAAP to be recognized as expenses when they are incurred. The Company adds back any such acquisition and pursuit costs to FFO in its calculation of NFFO since such costs are not representative of our fund generating results on an ongoing basis. The Company also adds back any realized losses on debt extinguishment and any non-cash dividends in this calculation. NFFO figures reported by us may not be comparable to those NFFO figures reported by other companies. We utilize NFFO as a measure of the operating performance of our portfolio of real estate assets. We believe NFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. NFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”) AFFO makes further adjustments to NFFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as: NFFO, plus:  non-cash equity compensation to directors and executives;  amortization of loan closing costs;  depreciation and amortization of non-real estate assets;  net loan fees received; and  deferred interest income received; Less:  non-cash loan interest income;  cash paid for pursuit costs on abandoned acquisitions;  amortization of acquired real estate intangible liabilities; and  normally-recurring capital expenditures.

Second Quarter 2014 Supplemental Financial Data Page 15 AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO to measure the liquidity generated by our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. Same Store Net Operating Income “NOI” The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for its closest GAAP-compliant measure, net income/loss. Additional Information The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively the Company or its dealer manager, International Assets Advisory, LLC (with respect to the offering of up to a maximum of 900,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of our Common Stock, or the Follow-On Offering), or its sales agent, MLV & Co. LLC (with respect to the issuance and offering of up to $100 million of its Common Stock from time to time in an "at the market" offering, or the ATM Offering), will arrange to send you the prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, 3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia 30339. The final prospectus for the Follow-On Offering, dated October 11, 2013, can be accessed through the following link: http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm The final prospectus and prospectus supplement for the ATM Offering, dated July 19, 2013 and February 28, 2014, respectively, can be accessed through the following link: http://www.sec.gov/Archives/edgar/data/1481832/000148183214000015/prospectussupplementatm-20.htm

Second Quarter 2014 Supplemental Financial Data Page 16 For further information: Leonard A. Silverstein President and Chief Operating Officer Preferred Apartment Communities, Inc. lsilverstein@pacapts.com +1-770-818-4147